UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):           February 24, 2005

R.H. Donnelley Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-07155	13-2740040

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC	27513

(Address of Principal Executive Offices)	(Zip Code)

R.H. Donnelley Inc.*

(Exact Name of Registrant as Specified in Charter)

Delaware	333-59287	36-2467635

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC	27513

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code:           (919) 297-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9⅛% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8⅞% Senior Notes due 2010 and 10⅞% Senior Subordinated Notes due 2012, and is now subject to the filing requirements of Section 15 (d) as a result of such Notes. As of December 1, 2004, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement

     On February 24, 2005, the Compensation and Benefits Committee of the Board of Directors of R.H. Donnelley Corporation (the “Company”) approved (and the Board of Directors ratified) the following annual incentive compensation payable pursuant to the 2001 Stock Award and Incentive Plan (“2001 Plan”) in March, 2005 to the Named Executive Officers (disclosed in our Proxy Statement with respect to our 2004 Annual Meeting of Shareholders and to be disclosed in our Proxy Statement with respect to our 2005 Annual Meeting of Shareholders later this month) with respect to 2004 operational and financial performance compared to the previously established performance objectives for 2004 set by the Committee in December 2003:

     David C. Swanson, Chairman and Chief Executive Officer: $901,500 ($631,050 in cash and $270,450 in deferred shares);

     Peter J. McDonald, President and Chief Operating Officer: $361,868 ($278,360 in cash and $83,508 in deferred shares);

     Steven M. Blondy, Senior Vice President and Chief Financial Officer: $317,403 ($244,156 in cash and $73,247 in deferred shares);

     George F. Bednarz, Vice President – Corporate Planning and Information Technology: $253,659 ($190,244 in cash and $63,415 in deferred shares); and

     Robert J. Bush, Vice President, General Counsel and Corporate Secretary: $202,838 ($152,129 in cash and $50,709 in deferred shares).

     The number of deferred shares issued will be computed on March 11, 2005 based upon the average of the high and low sales price of the Company’s common stock during the ten trading days following approval of the annual incentive payments by the Compensation and Benefits Committee. Under the terms of the deferred shares, stock certificates evidencing one half of the shares will be issued in two equal installments on the first and second anniversaries of the date of computation of the deferred shares.

     In addition, the first installment of the deferred share portion of the 2003 annual incentive payable under the 2001 Plan as computed in March 2004, as well as the second (of three) installment of performance shares payable under the 2001 PERS award pursuant to the Company’s former Performance Unit Plan, will also be paid to the Named Executive Officers in March 2005, as follows:

     David C. Swanson, Chairman and Chief Executive Officer: 11,404 shares;

     Peter J. McDonald, President and Chief Operating Officer: 2,336 shares;

     Steven M. Blondy, Senior Vice President and Chief Financial Officer: 3,732 shares;

     George F. Bednarz, Vice President – Corporate Planning and Information Technology: 1,969 shares; and

     Robert J. Bush, Vice President, General Counsel and Corporate Secretary: 1,910 shares.

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     On February 24, 2005, the Compensation and Benefits Committee and the Board also adopted the 2005 Stock Award and Incentive Plan (the “2005 Plan”), subject to stockholder approval at the Company’s 2005 Annual Meeting of Stockholders. If approved by stockholders, the 2005 Plan will replace the 2001 Plan, so that all future cash and stock-based incentive awards (including to the Named Executive Officers) would be made under the 2005 Plan. The terms of the 2005 Plan are generally consistent with those of the 2001 Plan, other than provisions intended to comply with the recent rules with respect to deferred compensation under Section 409A of the Internal Revenue Code. The Company’s proxy statement with respect to its 2005 Annual Meeting of Stockholders, which is expected to be filed with the Commission later this month, will include a summary of all material terms of the 2005 Plan.

     On February 24, 2005, the Compensation and Benefits Committee also made certain adjustments to certain performance measures that it had previously established in December 2004 with respect to fiscal year 2005 under the Company’s annual incentive program pursuant to the 2001 Plan. If the 2005 Plan is approved by stockholders, these annual incentive awards would be paid under the 2005 Plan. The performance measures still include publication sales, adjusted EBITDA, adjusted earnings per share and free cash flow per share. Each of these measures is a non-GAAP financial measure. In its Current Report on Form 8-K furnished to the Securities and Exchange Commission on October 27, 2004, the Company disclosed that it would utilize these non-GAAP measures for executive compensation purposes, and also identified the most comparable GAAP measures, discussed quantitative reconciliations between the applicable GAAP and non-GAAP measures, and provided such other information required by Regulation G under the Securities Exchange Act of 1934 (the “1934 Act”) and Item 10(e) of Regulation S-K under the 1934 Act.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

	By:	/s/Robert J. Bush Name: Robert J. Bush Title: Vice President and General Counsel

R.H. Donnelley Inc.

	By:	/s/ Robert J. Bush Name: Robert J. Bush Title: Vice President and General Counsel
Date: March ___, 2005

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